UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/27/2015

Genesee & Wyoming Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31456

Delaware	06-0984624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

20 West Avenue
Darien, CT 06820
(Address of principal executive offices, including zip code)

203-202-8900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Director.

On March 27, 2015 the Board of Directors (the "Board") of Genesee & Wyoming Inc. (the "Company") elected Hunter C. Smith as a Director. Mr. Smith has not been appointed to serve on any committees of the Board.

Mr. Smith currently serves as vice president of finance for Celgene Corporation's Inflammation and Immunology business unit. Prior to that, he held various roles during a 14-year tenure at Bunge Limited, a global agribusiness and food company, including chief financial officer of two distinct business units, corporate treasurer and chief risk officer. Previously, he served as a director of UBS AG and started his career at Manufacturers Hanover Trust Company.

Upon Mr. Smith's election to the Board, he became eligible to receive equity and cash compensation in accordance with previously adopted compensation arrangements for non-employee directors as disclosed in the Company's proxy statement filed with the Securities and Exchange Commission on March 30, 2015.

Mr. Smith will stand for election by the stockholders at the Company's 2015 Annual Meeting of Stockholders.

On March 30, 2015 the Company issued a press release announcing the election of Mr. Smith. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release announcing the election of Hunter C. Smith to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

Date: March 31, 2015	By:	/s/ Allison M. Fergus
Allison M. Fergus
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release announcing the election of Hunter C. Smith to the Board of Directors.